Exhibit 99.2 3Q19 Quarterly Supplement October 15, 2019 © 2019 Wells Fargo Bank, N.A. All rights reserved.

Table of contents 3Q19 Results Appendix 3Q19 Earnings Pages 2 Sale of Institutional Retirement and Trust (IRT) business 27 3Q19 Highlights 3 Real estate 1-4 family mortgage portfolio 28 Year-over-year results 4 Consumer credit card portfolio 29 Balance Sheet and credit overview (linked quarter) 5 Auto portfolios 30 Income Statement overview (linked quarter) 6 Student lending portfolio 31 Average loans 7 Deferred compensation plan investment results 32 Period-end loans 8 Trading-related revenue 33 Commercial loan trends 9 Noninterest expense analysis (reference for slides 16-17) 34 Consumer loan trends 10 Common Equity Tier 1 (Fully Phased-In) 35 Average deposit trends and costs 11 Period-end deposit trends 12 Forward-looking statements 36 Net interest income 13 Noninterest income 14 Noninterest expense and efficiency ratio 15 Noninterest expense – linked quarter 16 Noninterest expense – year over year 17 2019 expense target 18 Community Banking 19 Community Banking metrics 20-21 Wholesale Banking 22 Wealth and Investment Management 23 Credit quality 24 Capital 25 Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. Wells Fargo 3Q19 Supplement 1

3Q19 Earnings



Wells Fargo Net Income
($ in millions, except EPS)
6,007
6,064
5,860
6,206
4,610
$1.13
$1.21
$1.20
$1.30
$0.92
3Q18
4Q18
1Q19
2Q19
3Q19
Diluted earnings per common share

- Earnings of $4.6 billion included:
  - $1.9 billion of operating losses predominantly reflecting litigation accruals for a variety of matters, including a $1.6 billion discrete litigation accrual (not tax deductible) for previously disclosed retail sales practices matters *(recognized in operating losses)*
  - $1.1 billion gain from the previously announced sale of our Institutional Retirement and Trust (IRT) business *(other noninterest income)*
  - $302 million of gains on the sales of $510 million of consumer real estate first lien mortgage PCI loans *(other noninterest income)*
  - $(244) million mortgage servicing rights (MSR) valuation adjustments driven predominantly by higher prepayment rate estimates (*mortgage banking servicing income, net)*
  - $105 million impairment of capitalized software *(equipment expense)*
  - $50 million reserve build [(1)] *(provision for credit losses)*

- Diluted earnings per common share (EPS) of $0.92 included:
  - The partial redemption of our Series K Preferred Stock, which reduced EPS by $0.05 per share as a result of the elimination of the purchase accounting discount recorded on these shares at the time of the Wachovia acquisition *(preferred stock dividends)*

(1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Wells Fargo 3Q19 Supplement
2

3Q19 Highlights . Net income of $4.6 billion and diluted EPS of $0.92 included the impact of a $1.6 billion, Earnings or $(0.35) per share, discrete litigation accrual (not tax deductible), and a $1.1 billion, or $0.20 per share, gain from the previously announced sale of our IRT business . Positive business momentum with strong customer activity - Year-over-year (YoY) and linked quarter (LQ) growth in loans and deposits - ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ branch survey scores in September reached highest levels in more than 3 years - Primary consumer checking customers (1) up 1.5% YoY, with the 4Q18 sale of 52 branches reducing the growth rate by 0.4%; the 8th consecutive quarter of YoY growth - Strong debit and credit card usage YoY • Debit card point-of-sale (POS) purchase volume (2) up 6% and consumer general purpose credit card POS purchase volume up 5% Highlights - Higher loan originations in first mortgage and auto YoY • First mortgage loan originations held-for-investment of $19.3 billion, up 62% • Consumer auto originations of $6.9 billion, up 45% . Continued strong credit performance - Net charge-off rate of 27 bps was near historic lows - Nonaccrual loans as a % of total loans of 58 bps; lowest level in over 10 years . Returned $9.0 billion to shareholders through common stock dividends and net share repurchases, up from $8.9 billion in 3Q18 - Quarterly common stock dividend of $0.51 per share, up 19% YoY - Period-end common shares outstanding down 442.4 million shares, or 9% YoY (1) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit; reported on a one-month lag from reported quarter- end so as of August 2019 compared with August 2018. (2) Combined consumer and business debit card purchase volume dollars. Wells Fargo 3Q19 Supplement 3

Year-over-year results Revenue Noninterest Expense Common Equity Tier 1 Ratio (CET1) ($ in billions) ($ in billions) (fully phased-in) (1) 21.9 22.0 11.9% 11.6% 15.2 13.8 3Q18 3Q19 3Q18 3Q19 3Q18 3Q19 Net Interest Income ($ in billions) Net Charge-offs ($ in millions) Period-end Common Shares and Net Interest Margin (%) and Net Charge-off Rate (%) Outstanding (shares in millions) 4,711.6 12.6 680 645 11.6 9% 4,269.1 2.94% 0.29% 0.27% 2.66% 3Q18 3Q19 3Q18 3Q19 3Q18 3Q19 (1) 3Q19 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 35 for additional information regarding the Common Equity Tier 1 capital ratio. Wells Fargo 3Q19 Supplement 4

Balance Sheet and credit overview (linked quarter) Loans . Up $5.0 billion - Commercial loans stable as growth in commercial and industrial loans, and lease financing was offset by lower commercial real estate loans - Consumer loans up $5.0 billion on growth in first mortgage loans, auto loans and credit card loans Cash and short-term . Down $24.8 billion on growth in loans, debt and equity securities, and trading assets investments Debt and equity securities . Trading assets up $12.1 billion reflecting a higher inventory of U.S. Treasuries . Debt securities (AFS and HTM) up $12.6 billion as purchases were partially offset by run-off and sales; ~$29.6 billion of gross purchases in 3Q19, largely federal agency mortgage-backed securities (MBS) in the AFS portfolio, vs. ~$15.9 billion in 2Q19 Deposits . Up $20.1 billion on higher consumer and small business, commercial, and mortgage escrow deposits Short-term borrowings . Up $8.6 billion on higher repurchase balances Long-term debt . Down $10.8 billion as $19.2 billion of redemptions and maturities were partially offset by $7.1 billion of issuances Total stockholders’ equity . Down $5.7 billion to $193.3 billion reflecting higher net share repurchases and lower preferred stock - Preferred stock down 6% reflecting the partial redemption of our Series K Preferred Stock . Common shares outstanding down 150.4 million shares, or 3%, on net share repurchases of $6.8 billion Credit . Net charge-offs of $645 million, or 27 bps of average loans (annualized), down $8 million, or 1 bp . Nonperforming assets of $6.0 billion, down $317 million predominantly driven by declines in consumer real estate, and commercial and industrial nonaccruals . $50 million reserve build Period-end balances. All comparisons are 3Q19 compared with 2Q19. Wells Fargo 3Q19 Supplement 5

Income Statement overview (linked quarter) Total revenue . Revenue of $22.0 billion Net interest income . NII down $470 million, and NIM down 16 bps to 2.66% largely reflecting balance sheet repricing driven by the impact of the lower interest rate environment, as well as higher MBS premium amortization on higher prepayments, partially offset by the benefit of one additional day in the quarter and favorable balance sheet growth and mix Noninterest income . Noninterest income up $896 million - Other income up $784 million and included the $1.1 billion gain from the sale of our IRT business, and $302 million of gains from the sales of Pick-a-Pay PCI loans and other consumer real estate first mortgage PCI loans - Market sensitive revenue (1) up $364 million on higher net gains from equity securities driven by gains from our affiliated venture capital and private equity partnerships, as well as higher net gains on trading reflecting increased customer activity . Please see pages 32-33 for additional information on deferred compensation and net trading gains - Mortgage banking down $292 million as $127 million higher gains on mortgage origination activity on increases in originations and a higher residential HFS production margin were more than offset by a $419 million decline in net servicing income largely due to the impact of higher prepayment rate estimates on the valuation of our residential mortgage servicing rights asset - Trust and investment fees down $9 million reflecting lower fees due to the sale of our IRT business, largely offset by higher asset based fees in retail brokerage and asset management, as well as higher investment banking fees Noninterest expense . Noninterest expense up $1.8 billion - Operating losses up $1.7 billion predominantly reflecting litigation accruals for a variety of matters, including a $1.6 billion discrete litigation accrual for previously disclosed retail sales practices matters - Personnel expense up $120 million on higher salaries, revenue-based incentive compensation and severance expense Income tax expense . 22.1% effective income tax rate included net discrete income tax expense of $443 million predominantly related to the non-tax deductible treatment of a $1.6 billion discrete litigation accrual . Currently expect the effective income tax rate for 4Q19 to be ~17.5%, excluding the impact of any unanticipated discrete items All comparisons are 3Q19 compared with 2Q19. (1) Consists of net gains from trading activities, debt securities and equity securities. Wells Fargo 3Q19 Supplement 6

Average loans Average Loans Outstanding . Total average loans of $949.8 billion, up $10.3 billion ($ in billions) YoY and $2.3 billion LQ - Commercial loans down $494 million LQ on lower 939.5 946.3 950.0 947.5 949.8 commercial real estate loans - Consumer loans up $2.8 billion LQ as growth in first mortgage loans, auto loans and credit card loans was partially offset by declines in junior lien mortgage loans, as well as lower other revolving credit and installment loans . Total average loan yield of 4.61%, down 19 bps LQ and 11 bps YoY reflecting the repricing impacts of lower interest rates and continued loan mix changes 4.84% 4.80% 4.72% 4.79% 4.61% 3Q18 4Q18 1Q19 2Q19 3Q19 Total average loan yield Wells Fargo 3Q19 Supplement 7

Period-end loans


Period-end Loans Outstanding
($ in billions)
942.3
953.1
948.2
949.9
954.9
3Q18
4Q18
1Q19
2Q19
3Q19
Commercial
Consumer

- Total period-end loans of $954.9 billion, up $12.6 billion, or 1%, YoY as growth in commercial and industrial loans, first mortgage loans, credit card loans, and auto loans was partially offset by declines in commercial real estate loans, junior lien mortgage loans, and other revolving credit and installment loans
  - Strategic sales of PCI loans, predominantly Pick-a-Pay, and the transfer of first mortgage loans to held for sale (HFS) totaled $7.4 billion from 4Q18 – 3Q19
- Total period-end loans up $5.0 billion LQ as growth in first mortgage loans, commercial and industrial loans, auto loans, and credit card loans was partially offset by declines in commercial real estate loans and junior lien mortgage loans
  - Strategic sales of $510 million of consumer real estate first mortgage PCI loans in 3Q19
  - Purchase of $1.0 billion of first mortgage loans as a result of exercising servicer cleanup calls to terminate over 20 pre-2008 securitizations
  - Please see pages 9 and 10 for additional information

- 6-quarter trend of strategic consumer loan sales and transfers to held for sale (HFS)

($ in billions)		2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Strategic consumer loan sales and transfers to HFS							
Consumer real estate PCI loan sales	$	1.3	1.7	1.6	1.6	1.9	0.5
Reliable consumer auto loans (transferred to HFS prior to sale)			0.4				
First mortgage loans transferred to HFS						1.8	

Wells Fargo 3Q19 Supplement

8

Commercial loan trends Commercial loans up $10.4 billion YoY and stable LQ: ($ in billions, Period-end balances) B= billion, MM = million 370 Commercial and Industrial Commercial and industrial (C&I) loans up $2.0B LQ 350 Including growth of . $2.7B in Corporate & Investment Banking driven by growth in trade finance, and 330 loans to the tech, media and telecomm, and energy sectors, as well as growth in asset-backed finance 310 . $1.6B in the Credit Investment Portfolio primarily due to purchases of collateralized loan obligations (CLOs) in loan form 290 . $832MM in Commercial Real Estate credit facilities to REITs and other non- depository financial institutions 270 …partially offset by declines of 250 . $2.1B in Commercial Banking predominantly on lower Government and Institutional 3Q18 2Q19 3Q19 Banking, and middle market lending . $948MM in Commercial Capital driven by seasonally lower Commercial Distribution Finance dealer floor plan loans Commercial Real Estate 150 Commercial real estate loans down $2.2B LQ 145 . CRE construction down $1.1B reflecting market liquidity and increased refinance 140 activity 135 . CRE mortgage down $1.1B reflecting liquidity in the commercial mortgage-backed 130 securities (CMBS) market, as well as continued credit discipline, which was partially 125 offset by origination growth 120 Lease financing up $276MM LQ primarily driven by growth in Equipment Finance 115 110 105 100 3Q18 2Q19 3Q19 Wells Fargo 3Q19 Supplement 9

Consumer loan trends

Consumer loans up $2.2 billion YoY after the impact of $5.6 billion of strategic sales and $1.8 billion of first mortgage loans transferred to held for sale; up $5.0 billion LQ on growth in first mortgage loans, auto loans and credit card loans

($ in billions, Period-end balances)
B= billion, MM = million


Consumer Real Estate 1-4 Family First & Junior Lien Mortgage
300
250
200
150
100
50
0
3Q18
2Q19
3Q19
1-4 Family First
Junior Lien

- First mortgage loans up $6.3B YoY and $4.2B LQ
  - LQ increase driven by $19.3B of originations and the purchase of $1.0B of loans resulting from the exercise of servicer cleanup calls, partially offset by paydowns and $510MM of PCI loan sales; $576MM of originations directed to held for sale for future securitizations
- Junior lien mortgage loans down $4.5B YoY and $1.2B LQ as continued paydowns more than offset new originations


Credit Card
40
36
32
28
24
20
3Q18
2Q19
3Q19

- Credit card up $1.8B YoY on purchase volume growth, and up $809MM LQ on seasonality


Automobile
50
45
40
35
30
3Q18
2Q19
3Q19

- Auto loans up $663MM YoY and $1.1B LQ
- Originations of auto loans up 45% YoY and 9% LQ reflecting a renewed emphasis on growing auto loans following the restructuring of the business


Other Revolving Credit and Installment
40
36
32
28
24
20
3Q18
2Q19
3Q19

- Other revolving credit and installment loans down $2.2B YoY largely driven by lower margin loans and security-based lending, and up $120MM LQ

Wells Fargo 3Q19 Supplement
10

Average deposit trends and costs Average Deposits and Rates . Average deposits of $1.3 trillion, up $25.0 billion, or 2% ($ in billions) YoY as higher Wholesale Banking and retail banking deposits were partially offset by lower Wealth and Investment Management (WIM) deposits as customers 1,266.4 1,269.0 1,291.4 allocated more cash into higher yielding liquid alternatives . Average deposit cost of 71 bps, up 24 bps YoY, reflecting 359.0 341.4 344.5 increases in Wholesale Banking and WIM deposit rates, unfavorable deposit mix shifts, and retail banking deposit campaign pricing for new deposits . Average deposits up $22.4 billion, or 2%, LQ on higher 907.4 927.6 946.9 Wholesale Banking deposits, higher retail banking deposits reflecting continued promotional rates and 0.70% 0.71% offers, as well as higher mortgage escrow deposits 0.47% - Noninterest-bearing deposits down $14.5 billion, or 4%, YoY and up $3.1 billion, or 1%, LQ - Interest-bearing deposits up $39.5 billion, or 4%, YoY and 3Q18 2Q19 3Q19 up $19.3 billion, or 2%, LQ Noninterest-bearing deposits Interest-bearing deposits . Average deposit cost up 1 bp LQ driven by continued retail banking deposit campaign pricing for new deposits Average deposit cost and influenced by deposit mix shifts Wells Fargo 3Q19 Supplement 11

Period-end deposit trends Period-end Deposits . Period-end deposits of $1.3 trillion, up $41.9 billion, or ($ in billions) 3%, YoY . Period-end deposits up $20.1 billion, or 2%, LQ 1,308.5 1,266.6 1,288.4 - Wholesale Banking deposits up $6.6 billion, or 2%, on growth in Middle Market Banking and Business Banking deposits reflecting seasonality, as well as higher 436.7 419.1 430.1 Commercial Real Estate deposits - Corporate Treasury deposits including brokered CDs down 82.9 86.7 84.2 $2.5 billion, or 3% 24.0 25.1 29.2 - Mortgage escrow deposits up $4.1 billion, or 16%, largely reflecting higher mortgage payoffs - Consumer and small business banking deposits (1) of $758.4 740.6 746.5 758.4 billion, up $11.9 billion, or 2%, and included: • Higher retail banking deposits including growth in high-yield savings and CDs • Higher WIM deposits as clients’ reallocation of cash into higher yielding liquid alternatives slowed during the quarter 3Q18 2Q19 3Q19 Wholesale Banking Corporate Treasury including brokered CDs Mortgage Escrow Consumer and Small Business Banking Deposits(1) (1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs). Wells Fargo 3Q19 Supplement 12

Net interest income



Net Interest Income
($ in millions)
12,572
12,644
12,311
12,095
11,625
2.94%
2.94%
2.91%
2.82%
2.66%
3Q18
4Q18
1Q19
2Q19
3Q19
Net Interest Margin (NIM)

Average rates	3Q18	4Q18	1Q19	2Q19	3Q19
1 Month LIBOR	2.11 %	2.35 %	2.50 %	2.44 %	2.17 %
3 Month LIBOR	2.34	2.62	2.69	2.51	2.20
Fed Funds Target Rate	2.01	2.29	2.50	2.50	2.29
10 Year CMT [(1)]	2.92	3.04	2.65	2.33	1.79

- Net interest income decreased $947 million, or 8%, YoY and $470 million, or 4%, LQ; linked quarter decrease reflected declines from:
  - Balance sheet repricing including the impact of a lower interest rate environment
  - $133 million higher MBS premium amortization resulting from higher prepays (3Q19 MBS premium amortization was $371 million); currently expect 4Q19 MBS premium amortization to increase from 3Q19, though at a slower pace than 3Q19
  - Lower variable income and the impact of hedge ineffectiveness accounting results [(2)]
  - Partially offset by favorable balance sheet growth and mix, and one additional day in the quarter
- Average earning assets up $20.9 billion LQ:
  - Debt securities up $9.4 billion
  - Mortgage loans held for sale up $4.2 billion
  - Loans up $2.3 billion
  - Equity securities up $1.9 billion
- NIM of 2.66% down 16 bps LQ and included:
  - ~(11) bps from balance sheet mix and repricing
  - ~(3) bps from MBS premium amortization
  - ~(2) bps from variable income and hedge ineffectiveness accounting results

(1) CMT = Constant Maturity Treasury rate.
(2) Total hedge ineffectiveness accounting (including related economic hedges) of $16 million in the quarter included $35 million in net interest income and $(19) million in other income. In 2Q19 total hedge ineffectiveness accounting (including related economic hedges) was $82 million and included $89 million in net interest income and $(7) million in other income.

Wells Fargo 3Q19 Supplement

13

Noninterest income

($ in millions)		3Q19	vs 2Q19	vs 3Q18
Noninterest income				
Service charges on deposit accounts	$	1,219	1 %	1
Trust and investment fees:				
Brokerage advisory, commissions and other fees		2,346	1	1
Trust and investment management		729	(8)	(13)
Investment banking		484	6	5
Card fees		1,027	-	1
Other fees		858	7	1
Mortgage banking		466	(39)	(45)
Insurance		91	(2)	(13)
Net gains from trading activities		276	21	75
Net gains on debt securities		3	(85)	(95)
Net gains from equity securities		956	54	130
Lease income		402	(5)	(11)
Other		1,528	105	141
Total noninterest income	$	**10,385**	**9 %**	**11**



9,369
8,336
9,298
9,489
10,385
3Q18
4Q18
1Q19
2Q19
3Q19

- Deposit service charges up $13 million LQ reflecting higher consumer deposit service charges
  - Consumer (61% of total) was up largely driven by seasonality
  - Commercial (39% of total) was down on lower Treasury Management
    - Earnings credit rate (ECR) offset (results in lower fees for commercial customers) was up $2 million LQ, and $21 million YoY
- Trust and investment fees down $9 million
  - Brokerage advisory, commissions and other fees up $28 million as higher retail brokerage advisory fees (priced at the beginning of the quarter) were partially offset by lower brokerage transaction revenue
  - Trust and investment management fees down $66 million as lower trust fees due to the sale of our IRT business were partially offset by higher asset-based fees in asset management
  - Investment banking fees up $29 million largely driven by higher loan syndications and advisory fees
- Other fees up $58 million substantially all driven by higher commercial real estate brokerage commissions
- Mortgage banking down $292 million
  - Net gains on mortgage loan originations up $127 million on higher origination volumes reflecting lower mortgage loan interest rates, a higher residential HFS production margin, and higher commercial mortgage banking gains
  - Servicing income down $419 million largely due to the impact of higher prepayment rate estimates on the valuation of our residential MSRs
- Trading gains up $47 million as increased volatility drove higher volumes (*Please see page 33 for additional information*)
- Net gains from equity securities up $334 million on higher gains from our affiliated venture capital and private equity partnerships, partially offset by $91 million lower deferred compensation gains (P&L neutral) (*Please see page 32 for additional information*)
- Other income up $784 million and included a $1.1 billion gain on the sale of our IRT business, $302 million of gains on the sales of PCI loans compared with a $721 million gain in 2Q19, and a $94 million expense reimbursement related to the IRT transition services agreement (*Please see page 27 for additional information*)

Wells Fargo 3Q19 Supplement

14

Noninterest expense and efficiency ratio [1]

($ in millions)		3Q19	vs 2Q19	vs 3Q18
Noninterest expense				
Salaries	$	4,695	3 %	5
Commission and incentive compensation		2,735	5	13
Employee benefits		1,164	(13)	(15)
Equipment		693	14	9
Net occupancy		760	6	6
Core deposit and other intangibles		27	-	(90)
FDIC and other deposit assessments		93	(35)	(72)
Outside professional services [2]		823	-	8
Operating losses [2]		1,920	n.m.	n.m.
Other [2]		2,289	(5)	5
Total noninterest expense	**$**	**15,199**	**13 %**	**10**



13,763
13,339
13,916
13,449
15,199
62.7%
63.6%
64.4%
62.3%
69.1%
3Q18
4Q18
1Q19
2Q19
3Q19
Efficiency Ratio

- Noninterest expense up $1.8 billion LQ
  - Personnel expense up $120 million
    - Salaries up $154 million reflecting one additional payroll day, staffing mix changes, and higher severance expense
    - Commission and incentive compensation up $138 million and included higher revenue-related incentive compensation in investment banking and retail brokerage
    - Employee benefits expense down $172 million and included $109 million lower deferred compensation expense (P&L neutral) *(Please see page 32 for additional information)*
  - Equipment expense up $86 million driven by a $105 million impairment of capitalized software reflecting a reevaluation of software under development
  - FDIC and other deposit assessments down $51 million from an elevated 2Q19
  - Operating losses [2] up $1.7 billion predominantly reflecting litigation accruals for a variety of matters, including a $1.6 billion discrete litigation accrual for previously disclosed retail sales practices matters
  - Other expense [2] down $121 million and included:
    - $63 million lower advertising and promotion from an elevated 2Q19 which included higher campaign volumes and increased brand advertising
    - $48 million lower charitable donations expense
    - $39 million lower operating lease expense
    - $25 million higher contract services

(1) *Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income).*
(2) *The sum of Outside professional services expense, Operating losses and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 19 and 20 of the press release.*

Wells Fargo 3Q19 Supplement

15

Noninterest expense – linked quarter ($ in millions) $16,000 $125 $1,614 $15,199 $15,000 Infrastructure ($89) Higher equipment “Running the expense on a Business” – software $14,000 Discretionary: impairment and $13,449 $83 $19 Lower advertising higher occupancy and promotion expense Compensation & ($2) Third Party “Running the expense, and $13,000 Benefits: Revenue- Services: Business” – Non lower travel and Higher salaries related Higher Discretionary: entertainment expense primarily Higher revenue- contract Higher operating expense driven by one related incentive services losses, partially additional day in offset by lower $12,000 compensation expense the quarter, a more than offset FDIC expense and change in staffing by lower charitable mix, and higher operating lease donations severance expense expense $11,000 expense, partially offset by lower deferred compensation $10,000 expense $9,000 $8,000 2Q19 3Q19 For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 34 for additional information. Wells Fargo 3Q19 Supplement 16

Noninterest expense – year over year

($ in millions)



$17,000
$16,000
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
Up $1.4 billion, or 10%, YoY substantially all driven by higher operating losses
$13,763
3Q18
$180
Compensation & Benefits: Higher salaries expense on staffing mix changes, annual salary increase, and one additional payroll day, partially offset by lower FTE
$109
Revenue-related: Higher commissions and incentive compensation in Wholesale Banking, Home Lending and WIM
$119
Third Party Services: Higher outside professional services expense and higher contract services expense
$888
"Running the Business" – Non Discretionary: Higher operating losses, partially offset by lower FDIC expense and lower core deposit and other intangibles amortization
$38
"Running the Business" – Discretionary: Higher advertising and promotion expense
$102
Infrastructure: Higher equipment expense and higher occupancy expense
$15,199
3Q19

For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 34 for additional information.

Wells Fargo 3Q19 Supplement
17

2019 expense target . We currently expect 2019 noninterest expense to be Total Noninterest Expense ~$53 billion, which is at the top end of the $52.0-$53.0 YTD 2019 Actual (1) and 2019 Target billion expense target range, as expense efficiencies are ($ in billions) being offset by higher ongoing investment spend . Our 2019 expense target excludes: 52.0 – 53.0 – Annual operating losses in excess of $600 million, such as 42.6 litigation and remediation accruals and penalties 0.5 – Deferred compensation expense, which is subject to 2.0 market fluctuations and is P&L neutral ($476 million expense YTD 2019 (1) vs. $242 million benefit in FY18) . Factors impacting expenses include: 40.1 – Investments in risk management including regulatory compliance and operational risk, as well as data and technology, have exceeded expectations and are anticipated to continue – Elevated revenue-related expenses due to, among other (1) YTD 2019 Actual 2019 Target things, strength in mortgage originations and in the capital markets. We don’t want to forgo revenue to manage to an 2019 target excludes annual operating losses in excess of $600 expense target Represents operating losses million, such as litigation and in excess of $450 million for YTD remediation accruals and penalties, 2019 and excludes deferred Represents deferred compensation compensation expense expense ($476 million YTD 2019) (1) YTD 2019 = year to date 2019 results through September 30. Please see page 32 for additional information on deferred compensation. Wells Fargo 3Q19 Supplement 18

Community Banking

($ in millions)		3Q19	vs 2Q19		vs 3Q18
Net interest income	$	6,769	(4)	%	(8)
Noninterest income		4,470	(6)		-
Provision for credit losses		608	27		11
Noninterest expense		8,766	22		17
Income tax expense		667	(20)		(28)
Segment net income	**$**	**999**	**(68)**	**%**	**(65)**
($ in billions)					
Avg loans, net	$	459.0	-		-
Avg deposits		789.7	2		4

Key Metrics:	3Q19	2Q19	3Q18
Total Retail Banking branches	5,393	5,442	5,663

($ in billions)		3Q19		2Q19		3Q18
Auto originations	$	6.9		6.3		4.8
Home Lending						
Applications	$	85		90		57
Application pipeline		44		44		22
Originations		58		53		46
Residential HFS production margin (1)		1.21	%	0.98	%	0.97

- Net income of $999 million, down 65% YoY and 68% LQ predominantly due to higher operating losses reflecting higher litigation accruals

Key metrics

- See pages 20 and 21 for additional information
- 5,393 retail bank branches reflects 52 branch consolidations in 3Q19
- Consumer auto originations of $6.9 billion, up 9% LQ and 45% YoY reflecting a renewed emphasis on growing auto loans following the restructuring of the business
- Mortgage originations of $58 billion (held-for-sale = $38 billion and held-for-investment = $20 billion), up 9% LQ and 26% YoY
  - 60% of originations were for purchases, compared with 68% in 2Q19 and 81% in 3Q18
  - 1.21% residential held for sale production margin (1), up 23 bps LQ

(1) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held for sale mortgage originations.

Wells Fargo 3Q19 Supplement

19

Community Banking metrics

Customers and Active Accounts (in millions)	3Q19	2Q19	1Q19	4Q18	3Q18	vs. 2Q19	vs. 3Q18
Digital (online and mobile) Active Customers (1) (2)	30.2	30.0	29.8	29.2	29.0	0%	4%
Mobile Active Customers (1) (2)	24.2	23.7	23.3	22.8	22.5	2%	7%
Primary Consumer Checking Customers (1) (3)	24.3	24.3	23.9	23.9	24.0	0.3%	1.5%
Consumer General Purpose Credit Card Active Accounts (4)(5)	8.1	8.0	7.8	8.0	7.9	1%	3%

- Digital (online and mobile) active customers (1) (2) of 30.2 million, up modestly LQ and up 4% YoY reflecting improvements in user experience and increased customer awareness of digital services
  - Mobile active customers (1) (2) of 24.2 million, up 2% LQ and 7% YoY
- Primary consumer checking customers (1) (3) of 24.3 million, up 0.3% LQ and 1.5% YoY. The sale of 52 branches in 4Q18 reduced the YoY growth rate by 0.4%
- Consumer general purpose credit card active accounts (4) (5) of 8.1 million, up 1% LQ and 3% YoY driven by growth in direct mail and digital channels

Customer Experience Survey Scores with Branch (period-end)	3Q19	2Q19	1Q19	4Q18	3Q18	vs. 2Q19	vs. 3Q18
Customer Loyalty	66.0%	65.1%	64.1%	60.2%	58.5%	90 bps	752
Overall Satisfaction with Most Recent Visit	81.4%	80.9%	80.2%	78.7%	77.9%	49	355

- 'Customer Loyalty' and 'Overall Satisfaction with Most Recent Visit' branch survey scores in September reached highest levels in more than 3 years

(1) Metrics reported on a one-month lag from reported quarter-end; for example, 3Q19 data as of August 2019 compared with August 2018.
(2) Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days.
(3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
(4) Accounts having at least one POS transaction, including POS reversal, during the period.
(5) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 3Q19 Supplement 20

Community Banking metrics

Balances and Activity *(in millions, except where noted)*		3Q19	2Q19	1Q19	4Q18	3Q18	vs. 2Q19	vs. 3Q18
Consumer and Small Business Banking Deposits (Average) *($ in billions)*	$	749.5	742.7	739.7	736.3	743.5	1%	1%
Teller and ATM Transactions [1]		324.3	327.3	313.8	334.8	343.6	-1%	-6%
Consumer and Small Business Digital Payment Transactions [2]		146.2	145.8	138.2	135.5	137.0	0%	7%
Debit Cards [3]								
POS Transactions		2,344	2,336	2,165	2,249	2,235	0%	5%
POS Purchase Volume *(billions)*	$	92.6	93.2	86.6	89.8	87.5	-1%	6%
Consumer General Purpose Credit Cards [4] *($ in billions)*								
POS Purchase Volume	$	20.4	20.4	18.3	20.2	19.4	0%	5%
Outstandings (Average)		31.7	30.9	30.7	30.2	29.3	3%	8%

- Average consumer and small business banking deposit balances up 1% both LQ and YoY
- Teller and ATM transactions [1] of 324.3 million in 3Q19, down 1% LQ on seasonality, and down 6% YoY due to continued customer migration to digital channels
- Consumer and small business digital payment transactions [2] of 146.2 million, up modestly LQ and up 7% YoY reflecting improvements in user experience and increased customer awareness of digital services
- Debit cards [3] and consumer general purpose credit cards [4]:
  - Point-of-sale (POS) debit card transactions flat LQ, and up 5% YoY on stronger usage per account
  - POS debit card purchase volume down 1% LQ, and up 6% YoY on higher transaction volume
  - POS consumer general purpose credit card purchase volume flat LQ, and up 5% YoY on higher transaction volume
  - Consumer general purpose credit card average balances of $31.7 billion, up 3% LQ and up 8% YoY driven by purchase volume growth

(1) Teller and ATM transactions reflect customer transactions completed at a branch teller line or ATM and does not include customer interactions with a branch banker. Management uses this metric to help monitor customer traffic trends within the Company's Retail Banking business.
(2) Metrics reported on a one-month lag from reported quarter-end; for example, 3Q19 data includes June 2019, July 2019 and August 2019.
(3) Combined consumer and business debit card activity.
(4) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 3Q19 Supplement 21

Wholesale Banking

($ in millions)		3Q19	vs 2Q19		vs 3Q18
Net interest income	$	4,382	(3)	%	(7)
Noninterest income		2,560	1		(1)
Provision for credit losses		92	n.m.		n.m.
Noninterest expense		3,889	-		(1)
Income tax expense		315	(14)		(34)
Segment net income	**$**	**2,644**	**(5)**	**%**	**(7)**
($ in billions)					
Avg loans, net	$	474.3	-		2
Avg deposits		422.0	3		2

($ or # in billions)		3Q19	vs 2Q19		vs 3Q18	
Key Metrics:						
Lending-related						
Unfunded lending commitments	$	332	2	%	3	
Assets under lease		28	-		(3)	
Commercial mortgage servicing - 3rd party unpaid principal balance		560	1		4	
Treasury Management						
ACH payment transactions originated (#) (1)		1.9	2		14	
Commercial card spend volume (2)	$	8.8	1		6	
Investment Banking (3)						
Total U.S. market share (YTD %)		3.5			20	bps
High grade U.S. market share (YTD %)		7.4			(10)	bps
Loan syndications U.S. market share (YTD %)		4.4			80	bps

(1) Includes ACH payment transactions originated by the entire company.
(2) Includes commercial card volume for the entire company.
(3) Year-to-date (YTD) through September. Source: Dealogic U.S. investment banking fee market share.

- Net income of $2.6 billion, down 7% YoY and 5% LQ on lower net interest income
- Net interest income down 3% LQ as the impact of the lower interest rate environment was partially offset by higher trading-related income and higher deposit balances
- Noninterest income up 1% LQ on higher commercial real estate brokerage fees, market sensitive revenue, investment banking fees, and mortgage banking fees
- Provision for credit losses increased $64 million LQ from a 2Q19 which included a reserve release
- Noninterest expense stable LQ

Lending-related
- Unfunded lending commitments up 3% YoY and 2% LQ
- Total assets under lease stable LQ as growth in Equipment Finance loans was largely offset by lower operating leases included in Other Assets

Treasury Management
- Treasury management revenue down 1% YoY and down 3% LQ on seasonally lower 3Q volumes
- ACH payment transactions originated (1) up 14% YoY and 2% LQ
- Commercial card spend volume (2) of $8.8 billion, up 6% YoY on increased transaction volumes, and up 1% LQ

Investment Banking
- YTD 2019 U.S. investment banking market share of 3.5% (3) vs. YTD 2018 of 3.3% (3) and full year 2018 of 3.2% (3) on higher market share in loan syndications

Wells Fargo 3Q19 Supplement 22

Wealth and Investment Management

($ in millions)		3Q19	vs 2Q19	vs 3Q18
Net interest income	$	989	(5) %	(10)
Noninterest income		4,152	38	33
Provision for credit losses		3	n.m.	(50)
Noninterest expense		3,431	6	6
Income tax expense		426	n.m.	75
Segment net income	**$**	**1,280**	**113 %**	**75**
($ in billions)				
Avg loans, net	$	75.9	1	2
Avg deposits		142.4	(1)	(11)

($ in billions, except where noted)		3Q19	vs 2Q19	vs 3Q18
Key Metrics:				
WIM Client assets [1] *($ in trillions)*	$	1.9	- %	(1)
Retail Brokerage				
Client assets *($ in trillions)*		1.6	1	(1)
Advisory assets		569	1	2
IRA assets		415	-	(1)
Financial advisors		13,723	(1)	(2)
Wealth Management				
Client assets	$	230	-	(4)
Wells Fargo Asset Management				
Total AUM [2]		503	2	4
Wells Fargo Funds AUM		217	5	8

- Net income of $1.3 billion, up 75% YoY and 113% LQ predominantly driven by a $1.1 billion gain on the sale of our IRT business *(Please see page 27 for additional information)*
- Net interest income down 5% LQ primarily due to the lower interest rate environment and lower average deposits
- Noninterest income up 38% LQ largely driven by the gain on the sale of our IRT business, partially offset by lower net gains from equity securities on decreased deferred compensation plan investments (P&L neutral)
- Noninterest expense up 6% LQ, primarily due to higher equipment expense including a $103 million impairment of capitalized software, as well as higher operating losses, partially offset by lower employee benefits expense from decreased deferred compensation plan expense (P&L neutral)

WIM Segment Highlights

- WIM total client assets of $1.9 trillion, down 1% YoY
- 3Q19 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) of $2.6 billion were down 6% LQ and up 3% YoY

Retail Brokerage

- Advisory assets of $569 billion, up 2% YoY primarily driven by higher market valuations, partially offset by net outflows

Wells Fargo Asset Management

- Total AUM [2] of $503 billion, up 4% YoY as money market fund net inflows and higher market valuations were partially offset by equity and fixed income net outflows

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.
(2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

Wells Fargo 3Q19 Supplement
23

Credit quality



Provision Expense and Net Charge-offs
($ in millions)
580
680
521
721
845
695
503
653
695
645
0.29%
0.30%
0.30%
0.28%
0.27%
3Q18
4Q18
1Q19
2Q19
3Q19
Provision Expense
Net Charge-offs
Net Charge-off Rate



Nonperforming Assets
($ in billions)
7.2
0.5
6.7
7.0
0.5
6.5
7.3
0.4
6.9
6.3
0.4
5.9
6.0
0.5
5.5
3Q18
4Q18
1Q19
2Q19
3Q19
Nonaccrual loans (1)
Foreclosed assets

- Net charge-offs of $645 million, down $8 million LQ on lower commercial losses
- 0.27% net charge-off rate, down 1 bp LQ
  - Commercial losses of 11 bps, down 2 bps LQ on higher recoveries
  - Consumer losses of 46 bps, up 1 bp LQ on lower recoveries as well as higher auto losses reflecting seasonality
- NPAs decreased $317 million LQ
  - Nonaccrual loans (1) decreased $377 million on a $219 million decline in consumer nonaccruals reflecting improvement in all asset classes, as well as a $158 million decline in commercial nonaccruals on lower commercial and industrial, and real estate mortgage nonaccruals
  - Foreclosed assets up $60 million predominantly driven by one CRE property
- $50 million reserve build
- Allowance for credit losses = $10.6 billion
  - Allowance covered 4.1x annualized 3Q19 net charge-offs

(1) Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale, loans held for sale and loans held at fair value of $339 million at September 30, 2018.

Wells Fargo 3Q19 Supplement
24

Capital

Common Equity Tier 1 Ratio (Fully Phased-In) (1)



11.9%
11.7%
11.9%
12.0%
11.6%
3Q18
4Q18
1Q19
2Q19
3Q19 Estimated

Capital Position

- Common Equity Tier 1 ratio (fully phased-in) of 11.6% at 9/30/19 (1) was well above both the regulatory minimum of 9% and our current internal target of 10%

Capital Return

- Period-end common shares outstanding down 150.4 million shares, or 3%, LQ
  - Settled 159.1 million common share repurchases
  - Issued 8.6 million common shares
- Capital levels well above regulatory requirements and internal targets, enabling significant capital returns to shareholders
  - Returned $9.0 billion to shareholders in 3Q19, up 2% YoY
    - Net share repurchases of $6.8 billion
    - Quarterly common stock dividend of $0.51 per share, up 19% YoY

Preferred Stock

- Redeemed 1.55 million shares of our Series K Preferred Stock on 9/16/19 resulting in a 6% LQ reduction in period-end preferred stock outstanding

Total Loss Absorbing Capacity (TLAC) Update

- As of 9/30/19, our eligible external TLAC as a percentage of total risk-weighted assets was 23.3% (2) compared with the required minimum of 22.0%

(1) 3Q19 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 35 for additional information regarding the Common Equity Tier 1 capital ratio.
(2) 3Q19 TLAC ratio is a preliminary estimate.

Wells Fargo 3Q19 Supplement
25

Appendix

Sale of Institutional Retirement and Trust (IRT) business . We closed the previously announced sale of our IRT business on July 1, 2019, and recognized a pre-tax gain of $1.1 billion in the third quarter . We will continue to administer client assets at the direction of the buyer for up to 24 months from the closing date pursuant to a transition services agreement – The buyer will receive post-closing revenue from the client assets and will pay us a fee for certain costs that we incur to administer the client assets during the transition period. The transition services fee will be recognized as other noninterest income, and the expenses we incur will be recognized in the same manner as they were prior to the close of the sale . AUM and assets under administration (AUA) associated with the IRT business totaled $21 billion and $912 billion at September 30, 2019, respectively . Pursuant to the transition services agreement, in 3Q19 we recognized transition services fee income of $94 million associated with the reimbursement by the buyer of certain costs we incurred to administer the client assets . Revenue generated and direct expenses incurred prior to the sale are summarized in the table below (indirect expenses are not included) 2018 2019 1H19 (1) 2018 2018 Direct 1H19 (1) Direct ($ in millions) Revenue Expense Revenue Expense Net interest income $ 91 46 Trust and investment fees 398 188 Total revenue $ 490 234 Personnel expense $ 186 94 Equipment and occupancy expense 13 6 Other noninterest expense 57 29 Total direct expense $ 256 130 (1) 1H19 is first half of 2019 results through June 30, 2019. Wells Fargo 3Q19 Supplement 27

Real estate 1-4 family mortgage portfolio

($ in millions)	*3Q19*	*2Q19*	*3Q18*	*Linked Quarter Change*		*Year-over-Year Change*	
Real estate 1-4 family first mortgage loans:	$ 290,604	286,427	284,273	$ 4,177	1 %	$ 6,331	2 %
Nonaccrual loans	2,261	2,425	3,267	(164)	(7)	(1,006)	(31)
as % of loans	0.78 %	0.85 %	1.15 %	(7) bps		(37) bps	
Net charge-offs/(recoveries)	$ (5)	(30)	(25)	$ 25	(83)	$ 20	(80)
as % of average loans	(0.01) %	(0.04) %	(0.04) %	3 bps		3 bps	
Real estate 1-4 family junior lien mortgage loans:	$ 30,838	32,068	35,330	$ (1,230)	(4)	$ (4,492)	(13)
Nonaccrual loans	819	868	983	(49)	(6)	(164)	(17)
as % of loans	2.66 %	2.71 %	2.78 %	(5) bps		(12) bps	
Net charge-offs/(recoveries)	$ (22)	(19)	(9)	$ (3)	16 %	$ (13)	n.m. %
as % of average loans	(0.28) %	(0.24) %	(0.10) %	(4) bps		(18) bps	

- First mortgage loans up $4.2 billion LQ as $19.3 billion of originations, and the purchase of $1.0 billion of loans resulting from the exercise of servicer cleanup calls, were largely offset by paydowns and $510 million of PCI loan sales ($302 million gain)
  - Net charge-offs up $25 million on lower recoveries
  - Nonaccrual loans decreased $164 million, or 7%, LQ
  - First lien home equity lines of $10.7 billion, down $337 million

- Pick-a-Pay portfolio decreased $1.0 billion LQ to $9.5 billion
  - Non-PCI loans of $8.9 billion, down $465 million, or 5%, LQ primarily reflecting loans paid-in-full
  - PCI loans of $551 million, down $560 million LQ driven by $508 million of loan sales
    - $231 million reclassified from nonaccretable to accretable yield in 3Q19
    - 3Q19 accretable yield percentage of 12.24% expected to decrease to ~11.69% in 4Q19

- Junior lien mortgage loans down $1.2 billion, or 4%, LQ as paydowns more than offset new originations

Loan balances as of period-end.

Wells Fargo 3Q19 Supplement

28

Consumer credit card portfolio

($ in millions, except where noted)		3Q19		2Q19		3Q18			Linked Quarter Change					Year-over-Year Change			
Credit card outstandings	$	39,629		38,820		37,812		$	809		2	%	$	1,817		5	%
Net charge-offs		319		349		299			(30)		(9)			20		7	
as % of avg loans		3.22	%	3.68	%	3.22	%		(46)	bps				-	bps		
30+ days past due	$	997		895		941		$	102		11		$	56		6	
as % of loans		2.52	%	2.31	%	2.49			21	bps				3	bps		
Key Metrics:																	
Purchase volume	$	22,533		22,459		21,481		$	74		-		$	1,052		5	
POS transactions *(millions)*		337		329		319			8		2			18		6	
New accounts [1] *(thousands)*		469		498		539			(29)		(6)			(70)		(13)	
POS active accounts *(thousands)* [2]		8,985		8,832		8,779			153		2	%		206		2	%

- Credit card outstandings up 2% LQ reflecting seasonal spend and payment activity, and up 5% YoY on purchase volume growth
  - General purpose credit card outstandings up 2% LQ and up 6% YoY
  - Purchase dollar volume flat LQ, and up 5% YoY on higher transaction volume
  - New accounts [1] down 6% LQ as we continue to optimize our digital channel, and down 13% YoY which includes the launch of our Propel American Express® card in July 2018
    - 40% of general purpose credit card new accounts were originated through digital channels, down from 48% in 2Q19 and 44% in 3Q18
    - 21% of general purpose credit card new accounts were originated through direct mail channels, up from 16% in 2Q19 and 14% in 3Q18
- Net charge-offs down $30 million, or 46 bps, LQ primarily driven by seasonality, but up $20 million YoY largely driven by portfolio growth of $1.8 billion
- 30+ days past due were up $102 million LQ and $56 million YoY

Loan balances as of period-end.
(1) Includes consumer general purpose credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.

Wells Fargo 3Q19 Supplement
29

Auto portfolios

($ in millions)	3Q19	2Q19	3Q18	Linked Quarter Change		Year-over-Year Change	
Consumer:							
Auto outstandings	$ 46,738	45,664	46,075	$ 1,074	2 %	$ 663	1 %
Indirect outstandings	46,004	44,785	44,952	1,219	3	1,052	2
Direct outstandings	734	879	1,123	(145)	(16)	(389)	(35)
Nonaccrual loans	110	115	118	(5)	(4)	(8)	(7)
as % of loans	0.24 %	0.25 %	0.26	(1) bps		(2) bps	
Net charge-offs	$ 76	52	130	$ 24	46	$ (54)	(42)
as % of avg loans	0.65 %	0.46 %	1.10	19 bps		(45) bps	
30+ days past due	$ 1,101	1,048	1,383	$ 53	5	$ (282)	(20)
as % of loans	2.36 %	2.30 %	3.00	6 bps		(64) bps	
Commercial:							
Auto outstandings	$ 10,562	10,973	10,647	$ (411)	(4)	$ (85)	(1)
Nonaccrual loans	14	16	30	(2)	(13)	(16)	(53)
as % of loans	0.13 %	0.15 %	0.28	(2) bps		(15) bps	
Net charge-offs	$ 1	2	1	$ (1)	(50) %	$ -	- %
as % of avg loans	0.05 %	0.06 %	0.05	(1) bps		- bps	

Consumer Portfolio

- Auto outstandings of $46.7 billion, up 2% LQ and 1% YoY
  - 3Q19 originations of $6.9 billion, up 9% LQ and 45% YoY reflecting a renewed emphasis on growing auto loans following the restructuring of the business
- Nonaccrual loans down $5 million LQ on seasonality and $8 million YoY
- Net charge-offs up $24 million LQ on seasonality, and down $54 million YoY predominantly driven by lower early losses from higher quality originations
- 30+ days past due increased $53 million LQ and decreased $282 million YoY largely driven by higher quality originations

Commercial Portfolio

- Loans of $10.6 billion, down 4% LQ on seasonally lower dealer floor plan utilization and down 1% YoY

Loan balances as of period-end.

Wells Fargo 3Q19 Supplement

30

Student lending portfolio ($ in millions) 3Q19 2Q19 3Q18 Linked Quarter Change Year-over-Year Change Private outstandings $ 10,827 10,860 11,463 $ (33) - % $ (636) (6) % Net charge-offs 29 32 27 (3) (9) 2 7 as % of avg loans 1.07% 1.16% 0.92 (9) bps 15 bps 30+ days past due $ 175 148 182 $ 27 18% $ (7) (4) % as % of loans 1.62% 1.36% 1.59 26 bps 3 bps . $10.8 billion private loan outstandings, stable LQ and down 6% YoY on higher paydowns - Average FICO of 761 and 80% of the total outstandings have been co-signed - Originations increased 12% YoY driven by higher originations for student loan consolidations . Net charge-offs decreased $3 million LQ due to seasonality of repayments and increased $2 million YoY on lower recoveries . 30+ days past due increased $27 million LQ due to seasonality and decreased $7 million YoY on lower loan balances Loan balances as of period-end. Wells Fargo 3Q19 Supplement 31

Deferred compensation plan investment results

- Wells Fargo's deferred compensation plan allows eligible team members the opportunity to defer receipt of current compensation to a future date
- Certain team members within Wholesale Banking, and Wealth and Investment Management have mandatory deferral plans as part of their incentive compensation plans
- To neutralize the impact of market fluctuations resulting from team member elections, which are recognized in employee benefits expense, we enter into economic hedges through the use of equity securities and the offsetting revenue is recognized in net interest income and net gains from equity securities

($ in millions)		3Q19	2Q19	1Q19	4Q18	3Q18		vs 2Q19	vs 3Q18
Net interest income	$	13	18	13	23	14	$	(5)	(1)
Net gains (losses) from equity securities		(4)	87	345	(452)	118		(91)	(122)
Total revenue (losses) from deferred compensation plan investments		**9**	**105**	**358**	**(429)**	**132**		**(96)**	(123)
Employee benefits expense [1]		5	114	357	(428)	129		(109)	(124)
Income (loss) before income tax expense	$	4	(9)	1	(1)	3	$	13	1

- FY18 employee benefits expense was a $242 million benefit
- YTD 2019 [2] employee benefits expense was a $476 million expense

(1) Represents change in deferred compensation plan liability.
(2) Year-to-date (YTD) through September.

Wells Fargo 3Q19 Supplement

32

Trading-related revenue

($ in millions)		3Q19	2Q19	3Q18		Linked Quarter Change			Year-over-Year Change	
Trading-related revenue										
Net interest income	$	838	776	764	$	62	8 %	$	74	10 %
Net gains on trading activities		276	229	158		47	21		118	75
Trading-related revenue	**$**	**1,114**	**1,005**	**922**	**$**	**109**	**11 %**	**$**	**192**	**21 %**

- Fixed income, currencies and commodity trading (FICC) generated 84% of total trading-related revenue in 3Q19
- Trading-related revenue of $1.1 billion was up $109 million, or 11%, LQ:
  - Net interest income increased $62 million, or 8%, largely driven by higher average trading assets reflecting increases in residential mortgage-backed securities (RMBS)
  - Net gains on trading activities up $47 million, or 21%, primarily driven by higher equity, rates and commodities, and credit trading, partially offset by losses in asset-backed trading
- Trading-related revenue was up $192 million, or 21%, YoY:
  - Net interest income increased $74 million, or 10%, largely driven by higher average trading assets predominantly reflecting increased customer demand for U.S. Treasury and agency bonds, as well as RMBS
  - Net gains on trading activities up $118 million, or 75%, reflecting increased trading in rates and commodities, credit trading, and equities, as well as lower losses in asset-backed trading

Wells Fargo 3Q19 Supplement

33

Noninterest expense analysis (reference for slides 16-17) For analytical purposes, we have grouped our noninterest expense into six categories: Compensation & Benefits: Salaries, benefits and non-revenue-related incentive compensation Revenue-related: Incentive compensation directly tied to generating revenue; businesses with expenses directly tied to revenue (operating leases, insurance) Third Party Services: Expenses related to the use of outside parties, such as legal and consultant costs “Running the Business” – Non Discretionary: Expenses that are costs of doing business, including foreclosed asset expense and FDIC assessments “Running the Business” – Discretionary: Travel, advertising, postage, etc. Infrastructure: Equipment, occupancy, etc. Wells Fargo 3Q19 Supplement 34

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Total equity		$	**194.4**	200.0	198.7	197.1	199.7
Adjustments:							
Preferred stock			**(21.5)**	(23.0)	(23.2)	(23.2)	(23.5)
Additional paid-in capital on ESOP preferred stock			**(0.1)**	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares			**1.1**	1.3	1.5	1.5	1.8
Noncontrolling interests			**(1.1)**	(1.0)	(0.9)	(0.9)	(0.9)
Total common stockholders' equity			**172.8**	177.2	176.0	174.4	177.0
Adjustments:							
Goodwill			**(26.4)**	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)			**(0.5)**	(0.5)	(0.5)	(0.6)	(0.8)
Other assets (2)			**(2.3)**	(2.3)	(2.1)	(2.2)	(2.1)
Applicable deferred taxes (3)			**0.8**	0.8	0.8	0.8	0.8
Investment in certain subsidiaries and other			**0.3**	0.4	0.3	0.4	0.4
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		**144.7**	149.2	148.1	146.4	148.9
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	**1,245.8**	1,246.7	1,243.1	1,247.2	1,250.2
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		**11.6%**	12.0	11.9	11.7	11.9

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2019, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30 and March 31, 2019, and December 31 and September 30, 2018, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's September 30, 2019, RWAs and capital ratio are preliminary estimates.

Wells Fargo 3Q19 Supplement

35

Forward-looking statements This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our third quarter 2019 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. Wells Fargo 3Q19 Supplement 36